UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (617) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, Omer Masud notified the Board of Trustees (the “Board”) of the Onex Falcon Direct Lending BDC Fund (the “Company”) that he is resigning from the Company effective December 14, 2023. Mr. Masud served as President of the Company. Further, on December 19, 2023, Sandeep Alva notified the Board that he is resigning from the Company effective December 19, 2023. Mr. Alva served as Trustee, Chairman and Interim Chief Executive Officer of the Company.

On December 19, 2023, the Board appointed Ronnie Jaber, 42, as Trustee, Chairman, President and Chief Executive Officer of the Company, effective December 19, 2023.

Ronnie Jaber is Head of Onex Credit. He is responsible for strategic and growth initiatives and overall management of the business. He also oversees liquid, opportunistic and CLOs / structured credit strategies as well as cross-platform managed accounts. Prior to joining Onex Credit, Mr. Jaber spent over 11 years at The Carlyle Group where he was Co-Head of Carlyle Structured Credit, Managing Director and Portfolio Manager in Global Credit. In this capacity, Mr. Jaber was responsible for Structured Credit investment activity globally, Opportunistic Credit managed accounts and for shaping internal market/macro strategy. Prior to joining Carlyle, Mr. Jaber oversaw the structured loan business at Morgan Stanley globally. Prior to that, he was responsible for high-yield structured credit trading and worked on a proprietary trading desk at Bank of America. Mr. Jaber earned a B.S. in engineering from Cornell University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: December 20, 2023	By:	/s/ Steven Gutman
	Name:	Steven Gutman
	Title:	Secretary and General Counsel